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                                 EXHIBIT 10.13

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                   AMENDMENT TO LOAN AGREEMENT

    THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of December 13, 1996, by and between SEATTLE FILMWORKS, INC., a Washington corporation ("Original Borrower"), OptiColor, Inc., a Washington corporation, and SEATTLE FILMWORKS MANUFACTURING COMPANY, a Washington corporation, (collectively, "Additional Borrowers," individually an "Additional Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                             RECITALS
    WHEREAS, Original Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Loan Agreement between Original Borrower and Bank dated as of April 10, 1996, as amended from time to time ("Loan Agreement");
    WHEREAS, pursuant to Section 6.11 of the Loan Agreement, Original Borrower has formed Additional Borrowers as wholly-owned subsidiaries of Original Borrower for the purpose of transferring all or a major portion of its operating assets to Additional Borrowers; and
    WHEREAS, Original Borrower and Bank have agreed to certain changes in the terms and conditions set forth in the Loan Agreement for the purpose of adding Additional Borrowers as Borrowers under the Loan Agreement, and Original Borrower and Bank have agreed to amend the Credit Agreement to reflect said changes; and
    WHEREAS, Additional Borrowers have agreed to become parties to the Loan Agreement and certain other related loan documents as provided herein.
    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1.The definition of the term "Borrower" in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
         "Borrower" means Seattle Film Works, Inc., a Washington corporation, and any successor thereto ("Original Borrower"), or OptiColor, Inc., a Washington corporation ("OptiColor"), and any successor thereto, or Seattle FilmWorks Manufacturing Company, a
         Washington corporation, or any successor thereto ("SF Manufacturing") (OptiColor and SF Manufacturing are each referred to individually herein as "Additional Borrower," and are referred to collectively herein as "Additional Borrowers"), in the disjunctive, except that (a) the term "Borrower" shall mean each Original Borrower and each Additional Borrower, in the conjunctive, in all places in this Agreement where a reference to Original Borrower and each Additional Borrower in the conjunctive is necessary to reflect the joint and several nature of their obligations hereunder, as set forth in Section 15 hereof; (b) the representations and warranties of "Borrower" herein shall be deemed to be representations and warranties

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         which are made by each Original Borrower and each
         Additional Borrower, with respect to itself and with respect to the other Borrowers; (c) for purposes of
         Section 6.6 hereof (Financial Covenants), financial covenant compliance shall be determined on a consolidated basis; (d) for purposes of Section 6.7 hereof, "Borrower" shall mean "Original Borrower and each Additional Borrower," as applicable, except that the financial statements required thereunder shall be of Original Borrower and Additional Borrowers, on a consolidated and consolidating basis; (e) the amounts referred to in the negative covenants set forth in
         Section 7.2 (Indebtedness), Section 7.3 (Capital Expenditures), and Section 7.4 (Guaranties) shall apply to the aggregate amount of indebtedness, expenditures, and guaranties, as applicable, of Original Borrower and Additional Borrowers taken together; and(f) for purposes of Section 7.8, the restrictions on declaring and paying dividends apply only to Original Borrower, so long as each Additional Borrower is a wholly-owned subsidiary of Original Borrower.
     2.Section 6.11 is hereby deleted in its entirety, with no substitution.
     3.To correct a typographical error in Section 7.7 and amend it as necessary to reflect the addition of Additional Borrowers as Borrower under the Agreement, Section 7.7 is hereby deleted in its entirety, and replaced with the following:
         7.7 Expansion. Acquire capital stock or assets of, or any interest in, any other entity; provided that Original Borrower and Additional Borrowers may invest in capital stock or assets in a similar line of business (direct to consumer marketing, digital image processing, sales and distribution of imaging materials and/or photo finishing), provided that the aggregate of all such investments by Original Borrower and Additional Borrowers may not exceed (when combined with capital expenditures pursuant to Section 7.3 hereof) the greater of three million dollars ($3,000,000) or the consolidated cash and short-term investment position, less outstanding bank debt, as reported by Original Borrower in its most recent 10-Q or 10-K Report filed by Original Borrower with the Securities and Exchange Commission, in any fiscal year, non-cumulative from year to year. Original Borrower and Additional Borrowers shall notify Bank of any such investment in excess of one hundred thousand dollars ($100,000).

     4.The following is hereby added as new Section 15 of the
Agreement:
     15.Joint And Several Liability.

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           (a)Original Borrower and Additional Borrowers
         are referred to collectively in this Section 15 as Co-Borrowers and individually as a Co-Borrower. Each Co-Borrower has determined and represents and warrants to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Co-Borrower acknowledges and represents that the availability of the commitments provided for herein benefits each Co-Borrower, and advances and other credit extensions made hereunder will be for and inure to the benefit of all Co-Borrowers, individually and as a group, regardless of whether such credit is disbursed to a joint account of Co-Borrowers or to or for the account or accounts of any Co-Borrower or fewer than all of the Co-Borrowers.

           (b)Each Co-Borrower has determined and
         represents and warrants to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may be available to such Co-Borrower, and each Co-Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

           (c)Each Co-Borrower agrees that it is jointly and severally liable to Bank for, and each Co-Borrower agrees to pay to Bank when due the full amount of, all indebtedness and other obligations now existing or hereafter arising to Bank under or in connection with this Agreement and all modifications, extensions and renewals thereof (such indebtedness and other obligations are hereinafter referred to as "Co-Borrowers' obligations hereunder"), including without limitation all advances disbursed to any Co-Borrower under the Line of Credit, all interest which accrues thereon, all fees, costs and expenses chargeable to Co-Borrowers in connection therewith, all Letters of Credit issued for the account of any Co-Borrower, all reimbursement obligations thereunder, all interest which accrues on any unreimbursed amount of any drafts paid by Bank thereunder, all fees, costs and expenses chargeable to Co-Borrowers in connection therewith, all interest which accrues on any unreimbursed amounts due to Bank in connection therewith and all fees, costs and expenses chargeable to Co-Borrowers in connection therewith. Co-Borrowers' obligations hereunder shall be in addition to any obligations of any Co-Borrower to Bank under any other agreement heretofore or hereafter given to Bank, and this Agreement shall not, unless expressly herein provided, affect or invalidate any

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         such other agreement.

           (d)Co-Borrowers' obligations hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of this Agreement is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

           (e)Each Co-Borrower represents and warrants to Bank that it has established adequate means of obtaining from each other Co-Borrower on a continuing basis financial and other information pertaining to each other Co-Borrower's financial condition, and each Co-Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Co-Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Co-Borrower which is acquired by Bank in any manner.

           (f)Each Co-Borrower waives any right to require
         Bank to: (i) proceed against any other Co-Borrower or any other Person; (ii) proceed against or exhaust any security held from any other Co-Borrower or any other Person; (iii) pursue any other remedy in Bank's power;
         (iv) apply payments received by Bank from any other Co-Borrower to any Co-Borrowers' obligations hereunder; or
         (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with this Agreement.

           (g)Each Co-Borrower waives any defense to its liability under this Agreement based upon or arising by reason of: (i) any disability or other defense of any other Co-Borrower or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Co-Borrower under this Agreement; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Co-Borrower or any defect in the formation of any other Co-Borrower; (iv) the application by any other Co-Borrower of the proceeds of the Line of Credit for purposes other than the purposes intended or understood by Bank or any Co-Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Co-Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank


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         against any other Co-Borrower; (vi) any impairment of
         the value of any interest in any security for the Line of Credit, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of any other Co-Borrower's obligations hereunder, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any other Co-Borrower for the Line of Credit, including increase or decrease of the rate of interest thereon. Until the Line of Credit and all other Co-Borrowers' obligations hereunder shall have been paid and satisfied in full, no Co-Borrower shall have any right of subrogation with respect to the rights of bank against any other Co-Borrower. Each Co-Borrower waives all rights and defenses it may have arising out of (A) any election of remedies by Bank, even though that election of remedies destroys its rights of subrogation or its rights to proceed against any other Co-Borrower for reimbursement, or (B) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Co-Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Co-Borrower's indebtedness for the Line of Credit, whether by operation of Sections 726 or 580d of the Code of Civil Procedure as from time to time amended, or otherwise. Until the Line of Credit and Co-Borrowers' obligations hereunder shall have been paid in full, each Co-Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Co-Borrower or any other Person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.

           (h)If any of the waivers herein is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

     5.Additional Borrowers hereby ratify and agree, as of the date hereof, to be bound by and liable under the Loan Agreement and all of the other Loan Documents to which Original Borrower is a party or by which Original Borrower is bound as of the date hereof, jointly and severally as provided in new Section 15 added to the Loan Agreement hereby, and Additional Borrowers agree to execute and deliver to Bank such further agreements, documents, and instruments in furtherance thereof as Bank may require from time to time.
     6.Each Additional Borrower hereby makes, as of the date

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hereof and with respect to itself and Original Borrower, all of the representations and warranties of Original Borrower set forth in the Loan Agreement and the other Loan Documents to which Original Borrower is a party or by which Original Borrower is bound.
     7.Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. Except as otherwise provided herein, all terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.
     8.Original Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Original Borrower and Additional Borrowers hereby certify that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                WELLS FARGO BANK,
  SEATTLE FILMWORKS, INC.       NATIONAL ASSOCIATION



By: /s/ Case H. Kuehn                     By:  /s/ Don Ralston
                                          Don Ralston
Title:  Vice President                    Vice President





OPTICOLOR, INC.                           SEATTLE FILMWORKS
                                          MANUFACTURING COMPANY


By:  /s/ Mickey Lass                      By:  /s/ Gary R. Christophersen

Title:  President                         Title:  President

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